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                                                                    EXHIBIT 99.2

   BLUELINX CORPORATION                                          [BLUELINX LOGO]
   4300 wildwood parkway
   Atlanta, GA 30339-8401

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
BLUELINX CONTACT:             INVESTOR CONTACT:                           MEDIA CONTACT:
David Morris, CFO             Jody Burfening / Chris Witty                Ashley Freer, Communications Mgr.
BlueLinx Holdings Inc.        Lippert/Heilshorn & Associates, Inc.        BlueLinx Holdings Inc.
(866) 671-5138                (212) 838-3777                              (770) 221 2515
                              cwitty@lhai.com
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FOR IMMEDIATE RELEASE

              BLUELINX ACQUIRES CALIFORNIA-BASED LANE STANTON VANCE

   Purchase Enhances Offerings for Industrial Customers and Adds to BlueLinx'
                               West Coast Presence

ATLANTA, GA, July 22, 2005 - BLUELINX HOLDINGS INC. (NYSE: BXC), a leading distributor of building products in North America, operating through its wholly-owned subsidiary BlueLinx Corporation, has completed the acquisition of California-based hardwood lumber company Lane Stanton Vance (LSV), formerly a unit of privately-held Hampton Distribution Companies. For the 12 months ended January 31, 2005, LSV had revenue of approximately $62 million. The acquisition enhances the company's offerings for its industrial/manufactured housing customer base as well as BlueLinx' presence in the Western region. Financial terms of the transaction were not disclosed.

Operating for more than 100 years in the lumber industry, Lane Stanton Vance sells domestic and imported hardwoods, panel products, flooring and moulding, in addition to providing some custom milling services. With the addition of LSV, BlueLinx will operate 11 facilities in northern and southern California, including six LSV locations.

"Acquiring LSV illustrates our strategy to enhance market share growth by adding local distribution businesses in market segments that represent high-return growth opportunities. In completing this transaction, we held to our policy of pursuing selective acquisitions of small and medium sized distributors at appropriate pricing," said Chuck McElrea, chief executive officer of BlueLinx.

LSV's reputation as a distributor of high-value hardwood lumber products complements BlueLinx' position as the industry leader of quality products, with a nationwide footprint and centralized infrastructure.

"As America's largest building products distributor, we offer Lane Stanton Vance the opportunity to access our resources, systems and industry contacts to grow their business," said George Judd, president and chief operating officer. "In turn, we will benefit from their high-quality specialty product offerings and expertise. We look forward to joining forces in our shared mission to increase value for customers and vendors along the supply chain."

"This acquisition represents an exciting time for our Lane Stanton Vance customers, vendors and employees," said LSV General Manager Cameron Caudill. "Like us, BlueLinx is focused on customer service and we are pleased to join a company with its reputation and growth strategy."

ABOUT LANE STANTON VANCE

Lane Stanton Vance, a division of BlueLinx Corporation, is a hardwood lumber company offering an extensive stock of domestic and imported hardwood lumber. Lane Stanton Vance provides the highest quality NHLA certified lumber, custom moulding and millwork through its Custom Mills, Inc. division, as well as services such as glue lamination and high-quality finishing. Additional information about Lane Stanton Vance can be found online at www.lsvlumber.com

ABOUT BLUELINX HOLDINGS INC.

Headquartered in Atlanta, Georgia, BlueLinx Holdings Inc., operating through its wholly owned subsidiary BlueLinx Corporation, is a leading distributor of building products in North America. Employing more than 3,300 people in North America, BlueLinx offers 10,000 products from over 750 suppliers to service more than 11,700 customers

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   BLUELINX CORPORATION                                          [BLUELINX LOGO]
   4300 Wildwood Parkway
   Atlanta, GA 30339-8401

nationwide, including dealers, industrial manufacturers, manufactured housing producers and home improvement retailers. The Company operates its distribution business from sales centers in Atlanta and Denver, and its network of more than 60 warehouses. Additional information about BlueLinx can be found on its Web site at www.BlueLinxCo.com.

Forward-looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by BlueLinx to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. These risks and uncertainties may include, among other things: changes in the supply and/or demand for products which we distribute; the activities of competitors; changes in significant operating expenses; changes in the availability of capital; the ability to identify acquisition opportunities and effectively and cost-efficiently integrate acquisitions; general economic and business conditions in the United States; acts of war or terrorist activities; variations in the performance of the financial markets; and other factors described in the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended January 1, 2005, and in its periodic reports filed with the Securities and Exchange Commission from time to time. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. BlueLinx undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

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